Manchester Metropolitan
University

RKE Directorate

Ormond Building
Lower Ormond Street
Manchester
M15 6BX
UK

+44 (0)161 247 1909

Justine.Daniels@mmu.ac.uk

Carl Cagliarini
Plymouth Rock Technologies Inc.
202 South Meadow Road
Unit 5
Plymouth, MA 02360
USA

13th February 2019

Dear Carl,

Further to your discussions with the University, I am delighted to confirm that we can agree to an IP assignment to Plymouth Rock Technologies Inc. including the following features:

- Patent assigned - UK patent for the Microwave Passive Shoe Scanning technology - UK - PM333755GB. The patent is still awaiting first examination by the UKIPO.
- Term – 15 years
- Payment - single one-off up front payment of $30,000 Canadian on signing Assignment Agreement
- Legacy requirements on assignee would relate only to acknowledging Man Met contributions in publicity following completion of successful commercialisation steps
- Technology included as part of the payment (these will be available from the end of April 2019):
    - Shoe-scanner platform - including motors, radiation source and receivers attached
    - Thruvision Imager (Tera Hertz NDT Scanner – asset no. 02517) plus linked laptop containing appropriate software

I hope this provides you with everything you need for now. I have instructed our Legal Department to draft a full Assignment Agreement incorporating the elements listed above, which we will send to you for review.

Yours sincerely,

Justine EH Daniels

Dr Justine Daniels
Director of RKE